UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 11, 2022

Bakhu Holdings, Corp.

(Exact name of Company as specified in its charter)

Nevada	000-55862	26-0510649
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
One World Trade Center, Suite 130 Long Beach, CA 90831 (Address of Principal Executive Offices) (310) 891-1959 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), regarding us and our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

ADDITIONAL INFORMATION

You are urged to read this Current Report carefully. This Current Report is not all-inclusive and does not contain all the information that you may desire in evaluating the Company. You must conduct and rely on your own evaluation of the Company, including the merits and risks involved in making a decision to invest in our stock. No representations or warranties of any kind are intended nor should any be inferred with respect to the economic viability of the Company or with respect to any benefits, which may accrue as a result of an investment in the Company. The Company does not in any way represent, guarantee or warrant an economic gain or profit with regard to our business. We do not in any way represent or warrant the advisability of investing in our stock. Any projections, forecasts, or other forward-looking statements or opinions contained in this Current Report constitute estimates by us based upon sources deemed to be reliable, but the accuracy of this information is not guaranteed nor should you consider the information all-inclusive.

As used in this Current Report and unless otherwise indicated, the terms “we,” “us,” “our,” the “Company,” and “Bakhu” refer to Bakhu Holdings, Corp.

Item 1.01Entry into a Material Definitive Agreement.

Employment Agreement

Effective February 11, 2022, the Company appointed Dr. Michael R. Hawthorne as the Deputy Chief Executive Officer of the Company and concurrently therewith the Company and Dr. Hawthorne entered into an employment agreement (the “Employment Agreement”), which sets forth the terms and conditions of Dr. Hawthorne’s employment.

Dr. Hawthorne’s employment with the Company will be considered “at-will” employment, and either the Company or Dr. Hawthorne may terminate the Agreement with or without cause.  Other than a termination during the first 90 days, in the event of Dr. Hawthorne’s termination of employment, for any reason, the Company shall pay to Dr. Hawthorne: (i) any base salary earned, but unpaid, through the date of termination of employment; (ii) reimbursement for unreimbursed business expenses properly incurred by Dr. Hawthorne, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy; and (iii) such equity compensation, if any, to which Dr. Hawthorne may be entitled as of the date of termination of employment.

The Company shall pay Dr. Hawthorne an annualized base salary of $1.00.  Effective February 11, 2022, the Company granted Dr. Hawthorne a non-qualified stock option to purchase two million (2,000,000) shares of the Company’s common stock, with an exercise price equal to $3.00, (i.e., the closing price of the Common Stock of the Company as reported by the OTC Markets Pink Sheets, as of the date immediately preceding the Effective Date. Such options shall be exercisable for seven (7) years. Subject to the Plan, the options shall vest at the rate of 1/48 per month on the last day of each month following the Grant Date, with all unvested options vesting on the fourth anniversary date of the Grant Date.

Notwithstanding any provision of the Plan or the Option Agreement to the contrary, in the event of a Change in Control as defined in the Employment Agreement there shall be an acceleration of the vesting of the number Options equal to one million (1,000,000) minus the number of Options already vested. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time which allows Employee the ability to participate in the Change in Control with respect to the Option Shares.

Subject to terms of the Employment Agreement and Option, all other terms and conditions of the Option including, without limitation, the treatment of vested and unvested Option shares following a termination of employment, shall be governed by the terms and conditions of the Plan.

Pursuant to the terms of the Agreement, the Company shall indemnify Dr. Hawthorne against any and all losses incurred by reason of the fact that he is an officer, director, agent or advisor of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company or other entity or enterprise, in each case to the fullest extent permitted by Nevada law.

The foregoing summary description of the terms of the Employment Agreement is a summary only and does not purport to be complete, may not contain all information that is of interest to the reader and is qualified in its entirety by reference to the full text of such Employment Agreement, attached hereto as Exhibit 10.01.

Consulting Agreement

On February 11, 2022 the Company entered into a Consulting Agreement with Badger Real Estate Advisors, LLC, an Illinois limited liability company (the “Consultant”), owned and controlled by Mitch Kahn.  Mr. Kahn, a seasoned executive and entrepreneur, through his entity, will advise the Company on various projects and undertakings, in furtherance of the Company’s long-term objectives, growth and optimizing the value of the Company.

Mr. Kahn was the Co-Founder and CEO of Grassroots Cannabis, a large private, vertically integrated cannabis operation in the United States, which was purchased by Curaleaf Holdings in 2020. Mr. Kahn co-founded Grassroots in 2014 to provide safe and efficacious cannabinoid products to consumers. Under his leadership, Mr. Kahn led over 1,100 team members across 11 states and obtained more than 60 regulatory licenses in the emerging cannabis sector. Prior to Grassroots Cannabis, Mr. Kahn co-founded Frontline Real Estate Partners, a Chicago-based real estate investment and advisory company with expertise in the acquisition, development, management, disposition, and leasing of commercial real estate properties throughout the United States. The company acquired properties valued at more than $125,000,000 and built a successful brokerage and property management business currently managing more than two million square feet of properties. In addition, to founding Grassroots Cannabis and Frontline, Mr. Kahn co-founded Hilco, a leading real estate restructuring, disposition valuation, and appraisal firm. Mitch served as President and CEO, and grew the business to more than 30 employees and annual revenues in excess of $15,000,000. Mr. Kahn began his career as a transactional attorney focused on real estate and corporate M&A transactions. Before entering his entrepreneurial endeavors, he served as Senior Vice President of Sportmart, growing the company’s footprint from 20 to 70 stores. Mr. Kahn is a graduate of the University of Wisconsin School of Business and received his JD from Northwestern University Law School. Mr. Kahn serves on multiple Boards and is actively involved in numerous charitable and community organizations. Mr. Kahn currently serves as Chairman of Frontline Real Estate Partners and Fyllo, and sits on the Board of Directors at Wesana Heath and Curaleaf.

Pursuant to the Consulting Agreement, in consideration for certain services rendered by the Consultant, the Company granted Consultant a non-qualified stock option o purchase three million five (3,500,000) shares of the Company’s common stock with an exercise price of $3.00 per share, (i.e., equal to the closing price of the Common Stock of the Company as reported by the OTC Markets Pink Sheets, as of the date immediately preceding the Effective Date. The Option shall be comprised of 2,500,000 Base Options and 1,000,000 Bonus Options which vest as provided in the Consulting Agreement. Concurrently with the Consulting Agreement, the Company and Consultant entered into a Confidentiality and Proprietary Rights Agreement and Mutual Agreement to Arbitrate Claims.

The foregoing summary description of the terms of the Consulting Agreement is a summary only and does not purport to be complete, may not contain all information that is of interest to the reader and is qualified in its entirety by reference to the full text of such Consulting Agreement, attached hereto as Exhibit 10.02.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

Appointment of Deputy Chief Executive Officer

As set forth above, on February 11, 2022, the Company appointed Dr. Michael R. Hawthorne as the Deputy Chief Executive Officer of the Company. Dr. Hawthorne has not been named to serve on any committee of the Board. Dr. Hawthorne does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, and there is no family relationship between Dr. Hawthorne and any of the Company’s other directors or executive officers.  Dr. Hawthorne’s biography is below.

Dr. Michael R. Hawthorne, age 47, is a successful biopharma leader with proven strategic and operational skills ranging from launching start-up discovery biotech to driving growth in global large businesses. Dr. Hawthorne has a track record of delivering a consistent return to shareholders through motivated teams. Dr. Hawthorne was awarded Fellowship of The Royal Society of Biology in 2020 in recognition of his contribution to global biosciences. Dr.  Hawthorne has served as an advisor to Closed Loop Medicine Ltd (London, UK) since 2017.   Dr. Hawthorne has served as the Executive Chairman of Domainex Ltd (Cambridge, UK),  a Global drug discovery contract research organization (CRO), Since August 2021.  Dr. Hawthorne is an investor and has served as a director of BG Capital (USA) from 2016 to present, adding executive strategic and commercial direction to their portfolio of healthcare companies, from biotech services to artificial intelligence companies.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
10.1	Employment Agreement dated February 11, 2022(1)
10.2	Consulting Agreement dated February 11, 2022(2)

(1)  Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKHU HOLDINGS, CORP.

Date: February 15, 2022	/s/ Evripides Drakos _____________________________________________
By: Evripides Drakos Its: President and Chief Executive Officer (Principal Executive Officer)